                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER


         AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER dated as of December 13, 1999 among LADD FURNITURE, INC., a North Carolina corporation (the "Company"), LA-Z-BOY INCORPORATED, a Michigan corporation ("Acquiror"), and LZB ACQUISITION CORP., a newly-formed Michigan corporation and a wholly-owned first-tier subsidiary of Acquiror ("Merger Subsidiary").

         WHEREAS, Acquiror, Merger Subsidiary and the Company are parties to an Agreement and Plan of Merger dated as of September 28, 1999 (the "Existing Agreement"); and

         WHEREAS, the parties wish to amend the Existing Agreement as provided below;

         NOW, THEREFORE, in consideration of the promises and the respective representations, warranties, covenants, and agreements set forth herein and in the Existing Agreement, the parties hereto agree as follows:

         1. AMENDMENT OF EXISTING AGREEMENT. Effective as of September 28, 1999, the Existing Agreement is hereby amended as follows:

                  1.1 SECTION 1.02(a)(iii). Section 1.02(a)(iii) is amended to read in its entirety as follows:

                           (iii) each Share outstanding immediately prior to the
                  Effective Time shall, except as otherwise provided in Section 1.02(a)(i), be converted into the right to receive 1.18 (the "Exchange Ratio") shares of fully paid and nonassessable common stock, $1.00 par value, of Acquiror ("Acquiror Common Stock").

                  1.2 SECTION 1.02(c). Section 1.02(c) is amended to read in its entirety as follows:

                           (c) From and after the Effective Time, all Shares
                  converted in accordance with Section 1.02(a)(iii) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (as defined below), as applicable, and any dividends payable pursuant to Section 1.03(f). From and after the Effective Time, all certificates representing the common stock of Merger Subsidiary shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with Section 1.02(a)(ii).

                  1.3 SECTION 1.04. Section 1.04 is amended to read in its entirety as follows:

                           SECTION 1.04. STOCK OPTIONS. (a) At the Effective
                  Time, each outstanding option to purchase Shares (a "Company Stock Option") granted under the Company's plans identified in
                  Schedule 1.04 (collectively, the

                  "Company Stock Option Plans"), whether vested or not vested, shall be deemed assumed by Acquiror and shall thereafter be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option prior to the Effective Time, the number (rounded up to the nearest whole number) of shares of Acquiror Common Stock determined by multiplying (x) the number of Shares subject to such Company Stock Option immediately prior to the Effective Time by (y) the Exchange Ratio, at a price per share of Acquiror Common Stock (rounded up to the nearest whole cent) equal to (A) the exercise price per Share otherwise purchasable pursuant to such Company Stock Option divided by
                  (B) the Exchange Ratio; provided, however, that in the case of any Company Stock Option to which Section 422 of the Code applies, the adjustments provided for in this Section shall be effected in a manner consistent with the requirements of
                  Section 424(a) of the Code. In addition, prior to the Effective Time, the Company will make any amendments to the terms of such stock option or compensation plans or arrangements that are necessary to give effect to the transactions contemplated by this Section. The Company represents that no consents are necessary to give effect to the transactions contemplated by this Section.

                  1.4 SECTION 1.10. Section 1.10 is deleted in its entirety.

                  1.5 SECTION 8.02. The introductory paragraph of Section 8.02 is amended to read in its entirety as follows:

                           SECTION 8.02. CONDITIONS TO THE OBLIGATIONS OF
                  ACQUIROR AND MERGER SUBSIDIARY. The obligations of Acquiror and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or, to the extent legally permissible, waiver, except that the condition specified in subsection (e) may not be waived) of the following further conditions:

                  1.6 SECTION 8.02(e). Section 8.02(e) is amended to read in its entirety as follows:

                           (e) Acquiror shall have received an opinion of
                  Miller, Canfield, Paddock and Stone, P.L.C. as to federal income tax matters that is identical in all material respects to the opinion of that firm which is described in the proxy statement/prospectus included in the Form S-4 at the time the Form S-4 becomes effective. In rendering such opinion, such counsel shall be entitled to rely upon certain representations of officers of Acquiror and the Company reasonably requested by counsel, including without limitation those contained in certificates substantially in the form attached as Exhibits B-1 and B-2;

                  1.7 SECTION 8.02(g). Section 8.02(g) is amended to read in its entirety as follows:

                           (g) the parties shall have received all required
                  approvals and third party consents under the contracts listed on Schedule 3.04; and

                  1.8 SECTION 8.03. The introductory paragraph of Section 8.03 is amended to read in its entirety as follows:

                           SECTION 8.03. CONDITIONS TO THE OBLIGATIONS OF THE
                  COMPANY. The obligation of the Company to consummate the Merger is subject to the satisfaction (or, to the extent legally permissible, waiver, except that the condition specified in subsection (b) may not be waived) of the following further conditions:

                  1.9 SECTION 8.03(b). Section 8.03(b) is amended to read in its entirety as follows:

                           (b) the Company shall have received an opinion of
                  Kilpatrick Stockton LLP as to federal income tax matters that is identical in all material respects to the opinion of that firm which is described in the proxy statement/prospectus included in the Form S-4 at the time the Form S-4 becomes effective. In rendering such opinion, such counsel shall be entitled to rely upon certain representations of officers of Acquiror and the Company reasonably requested by counsel, including without limitation those contained in certificates substantially in the form attached as Exhibits B-1 and B-2; and

                  1.10 EXHIBIT B-1. Exhibit B-1 is hereby amended to read in its entirety as set forth in Exhibit B-1 to this Amendment.

                  1.11 EXHIBIT B-2. Exhibit B-2 is hereby amended to read in its entirety as set forth in Exhibit B-2 to this Amendment.

         2. RATIFICATION OF AGREEMENT. The Existing Agreement, as amended by this Amendment, is hereby ratified, confirmed, and acknowledged to be and remain in full force and effect.

         3. COUNTERPARTS; EFFECTIVENESS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                            LADD FURNITURE, INC.


                                            By
                                              ----------------------------------
                                                     Its
                                                        ------------------------


                                            LA-Z-BOY INCORPORATED


                                            By
                                              ----------------------------------
                                                     Its
                                                        ------------------------


                                            LZB ACQUISITION CORP.


                                            By
                                              ----------------------------------
                                                     Its
                                                        ------------------------

                                   Exhibit B-1

                   LA-Z-BOY INCORPORATED REPRESENTATION LETTER


                                     [Date]

Miller, Canfield, Paddock and Stone, P.L.C.
150 West Jefferson Avenue, Suite 2500
Detroit, Michigan 48226

Kilpatrick Stockton LLP
1001 West Fourth Street
Winston-Salem, North Carolina 27101

Ladies and Gentlemen:

         In connection with the opinions to be delivered pursuant to Sections 8.02(e) and 8.03(b) of the Agreement and Plan of Merger, as amended (as so amended, the "Agreement"),* dated as of September 28, 1999, among LADD Furniture, Inc., a North Carolina corporation ("Company"), La-Z-Boy Incorporated, a Michigan corporation ("Parent"), and LZB Acquisition Corp., a Michigan corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"), and the opinions which, pursuant to the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended, will be included in the Registration Statement on Form S-4, the undersigned officers of Parent and Merger Subsidiary hereby certify and represent as to Parent and Merger Subsidiary that the facts relating to the merger (the "Merger") of Merger Subsidiary with and into Company pursuant to the Agreement, and as described in the Proxy Statement/Prospectus of Parent and Company relating to the Merger (the "Proxy Statement"), are true, correct and complete in all respects as of the date hereof and will be true, correct and complete in all respects at the Effective Time and that:

         1. The Merger Consideration to be received in the Merger by holders of common stock of Company ("Company Stock") was determined by arm's length negotiations between the managements of Parent and Company and will be approximately equal to the fair market value of the Company Stock surrendered in exchange. In connection with the Merger, no holder of Company Stock will receive in exchange for such stock, directly or indirectly, any consideration other than common stock of Parent ("Parent Stock") and, in lieu of fractional shares of Parent Stock, cash.

         2. Other than cash paid in lieu of fractional shares of Parent Stock, none of

                  (i) Parent (or any successor corporation),

                  (ii) a corporation that, immediately before or immediately after such purchase, exchange, redemption, or other acquisition, is a member of an Affiliated Group (as defined herein) of which Parent (or any successor corporation) is a member, or

                  (iii) a corporation in which Parent (or any successor corporation) owns, or which owns with respect to Parent (or any successor corporation), directly or indirectly, immediately before or

----------------------
* References contained in this Certificate to the Agreement include, unless the context otherwise requires, each document attached as an exhibit or schedule. All defined terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement.


                                     B-1-1
         immediately after such purchase, exchange, redemption, or other acquisition, at least 50% of the total combined voting power of all classes of stock entitled to vote or at least 50% of the total value of shares of all classes of stock, taking into account for purposes of this clause (iii)

                  - any stock owned by 5% or greater stockholders of Parent (or any successor) or such corporation,

                  - a proportionate share of the stock owned by entities in which Parent (or any successor) or such corporation owns an interest, and

                  - any stock which may be acquired pursuant to the exercise of options

         (a "Parent Related Person") has any current plan or intention to redeem, purchase, exchange or otherwise reacquire any of the Parent Stock to be issued in the Merger. Parent will implement its stock repurchase plan consistent with the resolutions adopted by the Board of Parent on October 26, 1987, February 3, 1993, October 9, 1995 and May 8, 1997. Parent intends that all stock repurchases made pursuant to this stock repurchase plan, or any other stock repurchase plan adopted by Parent,

                  (a) shall be undertaken for a corporate business purpose,

                  (b) shall be made in the open market for stock of the Parent which is widely held and publicly traded, except that Parent may acquire stock directly in block trades (provided that any such trade made within two years after the Effective Time is not made with an entity that is known to Parent to have acquired such stock in the Merger), and any redemptions or repurchases of stock issued in the Merger that occur shall be incidental to the operation of such stock repurchase plan, and

                  (c) shall be limited to, in the aggregate, a small percentage of each class of stock of Parent outstanding at the time of the redemption or repurchase.

         In addition, Parent will cause all Parent Related Persons and any person acting as an agent of Parent not to redeem, purchase, exchange or otherwise acquire (including by derivative transactions such as an equity swap which would have the economic effect of an acquisition), directly or indirectly (including through partnerships or through third parties in connection with a plan to so acquire), a number of shares of Parent Stock to be received by Company shareholders in connection with the Merger that would reduce the Company shareholders' ownership of Parent Stock to a number of shares having a value, as of the Effective Time, of less than 50% of the total value of Company Stock immediately prior to the Effective Time.

         For purposes of this representation, shares of Company Stock exchanged for cash in lieu of fractional shares of Parent Stock are treated as outstanding shares of Company Stock at the Effective Time. Moreover, shares of Company Stock that are redeemed or sold or otherwise transferred to Company, Parent, or any person related to Company or Parent prior to the Merger and in contemplation of or as part of the Merger will be taken into account for purposes of this representation.

         For purposes of this Certificate, "Affiliated Group" shall mean one or more chains of corporations connected through stock ownership with a common parent corporation, but only if



                                     B-1-2

                  (x) the common parent owns directly stock that possesses at least 80% of the total voting power, and has a value at least equal to 80% of the total value, of the stock in at least one of the other corporations, and

                  (y) stock possessing at least 80% of the total voting power, and having a value at least equal to 80% of the total value, of the stock in each corporation (except the common parent) is owned directly by one or more of the other corporations.

         For purposes of the preceding sentence, "stock" does not include any stock which

                  (a) is not entitled to vote,

                  (b) is limited and preferred as to dividends and does not participate in corporate growth to any significant extent,

                  (c) has redemption and liquidation rights which do not exceed the issue price of such stock (except for a reasonable redemption or liquidation premium), and

                  (d) is not convertible into another class of stock.

         3. After the Merger, Company will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Merger Subsidiary immediately prior to the Merger, and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Company immediately prior to the Merger. For purposes of this representation, assets of Merger Subsidiary or Company held immediately prior to the Merger include amounts paid or incurred by Merger Subsidiary or Company in connection with the Merger, including amounts used to pay reorganization expenses or to make payments to shareholders who receive cash or other property (including cash in lieu of fractional shares) and all payments, redemptions and distributions (except for regular, normal dividends, if any) made in contemplation or as part of the Merger.

         4. Prior to and at the Effective Time of the Merger, Parent will be in Control of Merger Subsidiary. Merger Subsidiary is wholly and directly owned by Parent and has been newly formed solely in order to consummate the Merger, and at no time has or will Merger Subsidiary conduct any business activities or other operations of any kind other than the issuance of its stock to Parent prior to the Effective Time. For purposes of this Certificate, "Control" with respect to a corporation shall mean ownership of at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of each other class of stock of the corporation.

         5. Following the Merger, Parent has no plan or intention to cause Company to issue additional shares of stock, or any plan or intention to take any action, that could result in Parent losing Control of Company.

         6. Parent has no plan or intention to liquidate Company, to merge Company with or into another corporation, to sell, exchange, transfer or otherwise dispose of any stock of Company or to cause Company to sell, exchange, transfer or otherwise dispose of any of its assets or of any assets acquired from Merger Subsidiary in the Merger, except for (i) dispositions made in the ordinary course of business, (ii) transfers or successive transfers if in each case the transferor is in Control of the transferee, or (iii) arm's length dispositions to unrelated persons other than dispositions which would result in Parent ceasing to use a significant portion of the Company's historic business assets in a business.



                                     B-1-3

         7. In the Merger, Merger Subsidiary will have no liabilities assumed by Company and will not transfer to Company any assets subject to liabilities.

         8. Following the Merger, Parent will cause Company to continue its historic business or use a significant portion of its historic business assets in a business. For this purpose, Parent will be treated as holding all of the businesses and assets of its Qualified Group and Parent will be treated as owning its proportionate share of the Company business assets used in a business of any partnership in which members of Parent's Qualified Group either own a significant interest or have active and substantial management functions as a partner with respect to that partnership business. A Qualified Group is one or more chains of corporations connected through stock ownership with Parent but only if Parent is in Control of at least one other corporation and each of the corporations (other than Parent) is Controlled directly by one of the other corporations.

         9. Except as provided below, Parent, Merger Subsidiary, Company and the Company shareholders each will bear its or their own expenses, if any, incurred in connection with or as part of the Merger or related transactions. However, to the extent any expenses related to the Merger are to be funded directly or indirectly by a party other than the incurring party, such expenses are solely and directly related to the Merger, and do not include expenses incurred for investment or estate planning advice, or expenses incurred by an individual shareholder or group of shareholders for legal, accounting or investment advice or counsel relating to the merger. Neither Parent nor Merger Subsidiary has paid or will pay, directly or indirectly, any expenses (including transfer taxes) incurred or to be incurred by any holder of Company Stock in connection with or as part of the Merger or any related transactions; provided that any stamp duties and stamp duty reserve taxes in connection with the issuance and creation of Parent Stock in the Merger will be paid by Parent. Neither Parent nor Merger Subsidiary has agreed to assume, nor will it directly or indirectly assume, any other expense or other liability, whether fixed or contingent, of any holder of Company Stock. To the extent that any transfer tax or other expense is a liability of a shareholder of Company, such liability will be paid by Company or such shareholder, but in no event by Parent.

         10. There is no intercorporate indebtedness existing between Parent and Company or between Merger Subsidiary and Company that was issued, acquired or will be settled at a discount.

         11. All shares of Parent Stock into which shares of Company Stock will be converted pursuant to the Merger will be newly issued shares, and will be issued by Parent directly to record holders of Company Stock pursuant to the Merger.

         12. In the Merger, shares of Company Stock representing Control of Company will be exchanged solely for voting stock of Parent and cash in lieu of fractional shares. Under the Agreement, all shares of Company Stock will be exchanged in the Merger for voting stock of Parent and cash in lieu of fractional shares. For purposes of this representation, if any stock of Company is exchanged for cash or other property originating with Parent, such stock will be treated as outstanding stock of Company acquired by Parent at the Effective Time. The payment of cash in lieu of fractional shares of Parent Stock to holders of Company Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. To the best knowledge of the management of Parent, the total cash consideration that will be paid in the Merger to holders of Company Stock instead of issuing fractional shares of Parent Stock will not exceed one percent of the total consideration that will be issued to the holders of Company Stock in the Merger.

         13. In the Merger, no liabilities of shareholders of Company will be assumed by Parent, and Parent will not assume any liabilities relating to any Company Stock acquired by Parent in the Merger.



                                     B-1-4

Furthermore, there is no plan or intention for Parent to assume any liabilities of Company except to the extent that liabilities of Company are guaranteed by Parent in the Merger Agreement.

         14. Neither Parent nor Merger Subsidiary is a regulated investment company, a real estate investment trust, or a corporation fifty percent (50%) or more of the value of whose assets are stock and securities and eighty percent (80%) or more of the value of whose total assets are assets held for investment (each, an "Investment Company"). For purposes of this representation, in making the 50% and 80% determinations under the preceding sentence, (i) stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and (ii) a corporation shall be considered a subsidiary if the parent owns 50% or more of the combined voting power of all classes of stock entitled to vote or 50% or more of the total value of shares of all classes of stock outstanding. In determining total assets there shall be excluded cash and cash items (including receivables), government securities, and assets acquired (through incurring indebtedness or otherwise) for purposes of ceasing to be an Investment Company.

         15. None of the employee compensation received or to be received by any shareholder-employee of Company is or will be separate consideration for, or allocable to, any of his shares of Company Stock to be surrendered in the Merger. None of the shares of Parent Stock to be received by any shareholder-employee of Company in the Merger is or will be separate consideration for, or allocable to, any employment, consulting or similar arrangement. Any compensation paid or to be paid to any shareholder of Company, who will be an employee of or perform advisory services for Parent, Company, or any affiliate thereof after the Merger, will be determined by bargaining at arm's length.

         16. At the Effective Time, neither Parent nor any Parent Related Person will own more than 100 shares of any class of stock of Company or any securities of Company or any instrument giving the holder the right to acquire any such stock or securities.

         17. The Merger is being effected for bona fide business reasons and will be carried out strictly in accordance with the Agreement, and as described in the Proxy Statement, and none of the material terms and conditions therein have been or will be waived or modified.

         18. The Agreement and the documents described in the Agreement, the Proxy Statement and the Form S-4 represent the entire understanding between or among (i) Parent and its subsidiaries and (ii) Company and its subsidiaries and, to the best knowledge of the management of Parent, between or among such entities and the affiliates and shareholders of Parent and Company with respect to the Merger and there are no written or oral agreements regarding the Merger other than those expressly referred to in the Agreement, the Proxy Statement and the Form S-4.

         19. None of Parent, Merger Subsidiary or, after the Merger, Company will take any position on any Federal, state, or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a tax-free reorganization or any of the foregoing representations, unless otherwise required by a decision by the Tax Court or a judgment, decree, or other order by any court of competent jurisdiction, which has become final, or by applicable state or local income or franchise tax law.

         We understand that Miller, Canfield, Paddock and Stone, P.L.C. and Kilpatrick Stockton LLP will rely, without further inquiry, on this Certificate in rendering their opinions as to certain United States Federal income tax consequences of the Merger, and we will promptly and timely inform them if, after signing this Certificate, we have reason to believe that any of the facts described herein or in the Proxy Statement or any of the representations made in this Certificate are or have become untrue, incorrect or incomplete in any respect.



                                     B-1-5

Very truly yours,

LA-Z-BOY INCORPORATED

By _________________________

Title: _____________________

LZB ACQUISITION CORP.

By: ________________________

Title: _____________________



                                     B-1-6

                                   Exhibit B-2

                   LADD FURNITURE, INC. REPRESENTATION LETTER


                                     [Date]

Miller, Canfield, Paddock and Stone, P.L.C.
150 W. Jefferson Avenue, Suite 2500
Detroit, Michigan 48226

Kilpatrick Stockton LLP
1001 West Fourth Street
Winston-Salem, North Carolina 27101

Ladies and Gentlemen:

         In connection with the opinions to be delivered pursuant to Sections 8.02(e) and 8.03(b) of the Agreement and Plan of Merger, as amended (as so amended, the "Agreement"),* dated as of September 28, 1999, among LADD Furniture, Inc., a North Carolina corporation ("Company"), La-Z-Boy Incorporated, a Michigan corporation ("Parent"), and LZB Acquisition Corp., a Michigan corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"), and the opinions which, pursuant to the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended, will be included in the Registration Statement on Form S-4, the undersigned officer of Company hereby certifies and represents as to Company that the facts relating to the merger (the "Merger") of Merger Subsidiary with and into Company pursuant to the Agreement and as described in the Proxy Statement/Prospectus of Parent and Company relating to the Merger (the "Proxy Statement") are true, correct and complete in all respects as of the date hereof and will be true, correct and complete in all respects at the Effective Time and that:

         1. The Merger Consideration to be received in the Merger by holders of common stock of the Company ("Company Stock") was determined by arm's length negotiations between the managements of Parent and Company and will be approximately equal to the fair market value of the Company Stock surrendered in exchange. In connection with the Merger, no holder of Company Stock will receive in exchange for such stock, directly or indirectly, any consideration other than common stock of Parent ("Parent Stock") and, in lieu of fractional shares of Parent Stock, cash.

         2. To the best knowledge of the management of Company, there is no plan or intention on the part of holders of Company Stock to sell, exchange or otherwise transfer ownership (including by derivative transactions such as a an equity swap which would have the economic effect of a transfer of ownership) to Parent, Company or any Related Person (as defined herein) with respect to either of them, directly or indirectly (including through partnerships or through third parties in connection with a plan to so transfer ownership), of a number of shares of Parent Stock to be received by Company shareholders in connection with the Merger that would reduce the Company shareholders' ownership of Parent Stock to a number of shares having a value, as of the Effective Time, of less than 50% of the total value of all of the formerly outstanding stock of Company immediately prior to the Effective Time. For purposes of this representation, shares of Company Stock exchanged for cash in lieu of fractional shares of Parent Stock

-------------------
* References contained in this Certificate to the Agreement include, unless the context otherwise requires, each document attached as an exhibit or schedule. All defined terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement.


                                     B-2-1
are treated as outstanding shares of Company Stock at the Effective Time. Moreover, shares of Company Stock and Parent Stock held by shareholders of Company that are redeemed or sold or otherwise transferred to Company, Parent, or any Related Person of either prior or subsequent to the Merger and in contemplation of or as part of the Merger will be taken into account for purposes of this representation.

         For purposes of this Certificate, a Related Person with respect to either Parent or Company shall mean

                  (i) a corporation that, immediately before or immediately after such purchase, exchange, redemption, or other acquisition, is a member of an Affiliated Group (as defined herein) of which Parent or Company, as the case may be, or any successor corporation of Parent or Company, as the case may be, is a member, or

                  (ii) a corporation in which Parent or Company, as the case may be, or any successor corporation of Parent or Company, as the case may be, owns, or which owns with respect to Parent or Company (or any such successor corporation), as the case may be, directly or indirectly, immediately before or immediately after such purchase, exchange, redemption, or other acquisition, at least 50% of the total combined voting power of all classes of stock entitled to vote or at least 50% of the total value of shares of all classes of stock, taking into account for purposes of this clause (ii) any stock owned by 5% or greater stockholders of Parent or Company (or any such successor), as the case may be, or such corporation, a proportionate share of the stock owned by entities in which Parent or Company (or any such successor), as the case may be, or such corporation owns an interest, and any stock which may be acquired pursuant to the exercise of options.

For purposes of this Certificate, "Affiliated Group" shall mean one or more chains of corporations connected through stock ownership with a common parent corporation, but only if

                  (x) the common parent owns directly stock that possesses at least 80% of the total voting power, and has a value at least equal to 80% of the total value, of the stock in at least one of the other corporations, and

                  (y) stock possessing at least 80% of the total voting power, and having a value at least equal to 80% of the total value, of the stock in each corporation (except the common parent) is owned directly by one or more of the other corporations.

For purposes of the preceding sentence, "stock" does not include any stock which
(a) is not entitled to vote, (b) is limited and preferred as to dividends and does not participate in corporate growth to any significant extent, (c) has redemption and liquidation rights which do not exceed the issue price of such stock (except for a reasonable redemption or liquidation premium), and (d) is not convertible into another class of stock.

         3. After the Merger, to the knowledge of the management of Company, Company will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Merger Subsidiary immediately prior to the Merger and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Company immediately prior to the Merger. For purposes of this representation, assets of Merger Subsidiary or Company held immediately prior to the Merger include amounts paid or incurred by Merger Subsidiary or Company in connection with the Merger, including amounts used to pay Company's reorganization expenses or to make payments to shareholders who receive cash or other property (including cash in lieu of fractional shares) and all payments, redemptions and distributions (except for regular, normal dividends, if any) made in contemplation or as part of the Merger. Any dispositions in contemplation or



                                     B-2-2
as part of the Merger of assets held by Company prior to the Merger will be for fair market value, and the proceeds thereof will be retained by the Company.

         4. The Company has no plan or intention to issue additional shares of its stock that would result in Parent losing Control of the Company. For purposes of this Certificate, "Control" with respect to a corporation shall mean ownership of at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of each other class of stock of the corporation.

         5. In the Merger, to the knowledge of the management of Company, Merger Subsidiary will have no liabilities assumed by the Company and will not transfer to Company any assets subject to liabilities.

         6. No assets of Company have been sold, transferred or otherwise disposed of which would prevent Parent from continuing the historic business of Company or from using a significant portion of Company's historic business assets in a business following the Merger, and Company intends to continue its historic business or use a significant portion of its historic business assets in a business.

         7. Except as specified below, Parent, Merger Subsidiary, Company and the Company shareholders each will bear its or their own expenses, if any, incurred in connection with or as part of the Merger or related transactions. However, to the extent any expenses related to the Merger are to be funded directly or indirectly by a party other than the incurring party, such expenses are solely and directly related to the Merger, and do not include expenses incurred for investment or estate planning advice, or expenses incurred by an individual shareholder or group of shareholders for legal, accounting or investment advice or counsel relating to the merger. Company has not paid or will not pay, directly or indirectly, any expenses incurred by any shareholder of Company in connection with or as part of the Merger or any related transactions; provided that all liability for transfer taxes (except for stamp duties and stamp duty reserve taxes to be paid by Parent in connection with the issuance and creation of Parent Stock in the Merger) incurred by the holders of Company Stock will be paid by Company or the Company shareholders and in no event by Parent. Company has not agreed to assume, nor will it directly or indirectly assume, any other expense or other liability, whether fixed or contingent, of any holder of Company Stock.

         8. There is no intercorporate indebtedness existing between Parent and Company or between Merger Subsidiary and Company that was issued, acquired or will be settled at a discount.

         9. Company has no authorized stock other than common stock par value $0.30 per share, and preferred stock, par value $100 per share. At the date hereof, the only capital stock of Company issued and outstanding is Company Stock.

         10. In the Merger, Company Stock representing Control of Company will be exchanged solely for voting stock of Parent other than cash in lieu of fractional shares. For purposes of this representation, stock of Company exchanged for cash or other property originating with Parent, if any, will be treated as outstanding stock of Company acquired by Parent at the Effective Time. The payment of cash in lieu of fractional shares of Parent stock to holders of Company Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. To the best knowledge of the management of Company, the total cash consideration that will be paid in the Merger to holders of Company Stock instead of issuing fractional shares of Parent Stock will not exceed one percent of the total consideration that will be issued to the holders of Company Stock in the Merger. To the best knowledge of the management of Company, the total cash consideration that will be paid in the Merger to holders of Company Stock instead of issuing




                                     B-2-3
fractional shares of Parent Stock will not exceed once percent of the total consideration that will be issued to the holders of Company Stock in the Merger.

         11. There exist no options, warrants, convertible securities, equity-linked securities or other rights to acquire Company Stock (whether settled in stock or cash) other than as described in the Agreement, and even if such rights were exercised or converted, it would not affect the acquisition or retention of Control of Company.

         12. To the knowledge of the management of Company, in the Merger, no liabilities of shareholders of Company will be assumed by Parent, and Parent will not assume any liabilities relating to any Company Stock acquired by Parent in the Merger. Furthermore, to the knowledge of the management of Company, there is no plan or intention for Parent to assume any liabilities of Company, except to the extent that liabilities of Company are guaranteed by Parent in the Merger Agreement.

         13. Company is not a regulated investment company, a real estate investment trust, or a corporation fifty percent (50%) or more of the value of whose assets are stock and securities and eighty percent (80%) or more of the value of whose total assets are assets held for investment (each, an "Investment Company"). For purposes of this representation, in making the 50% and 80% determinations under the preceding sentence, (i) stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and (ii) a corporation shall be considered a subsidiary if the parent owns 50% or more of the combined voting power of all classes of stock entitled to vote or 50% or more of the total value of shares of all classes of stock outstanding. In determining total assets there shall be excluded cash and cash items (including receivables), government securities, and assets acquired (through incurring indebtedness or otherwise) for purposes of ceasing to be an Investment Company.

         14. None of the employee compensation received or to be received by any shareholder-employee of Company is or will be separate consideration for, or allocable to, any of his shares of Company Stock to be surrendered in the Merger. None of the shares of Parent Stock to be received by any shareholder-employee of Company in the Merger is or will be separate consideration for, or allocable to, any employment, consulting or similar arrangement. Any compensation paid or to be paid to any shareholder of Company who will be an employee of or perform advisory services for Parent, Company, or any affiliate thereof after the Merger, will be determined by bargaining at arm's length.

         15. Since the date of the Agreement, except for the issuance of Company Stock pursuant to the rights described in paragraph 11 hereof, Company has not issued any additional shares of Company Stock.

         16. Prior to and in connection with the Merger no Company Stock has been (i) redeemed by Company, (ii) acquired by a Related Person with respect to Company (except that for the purposes of this representation, clause (i) of the definition of Related Person shall not apply) with consideration other than stock of Company or Parent or (iii) the subject of any extraordinary distribution by Company.

         17. Company has not redeemed any of its stock, made any distributions with respect to its stock, or disposed of any of its assets in contemplation or as part of the Merger, excluding for purposes of this representation regular, normal dividends and Company Stock acquired in the ordinary course of business in connection with employee incentive and benefit programs, or other programs or arrangements in existence on the date hereof.



                                     B-2-4

         18. The Merger is being effected for bona fide business reasons and will be carried out strictly in accordance with the Agreement, and as described in the Proxy Statement, and none of the material terms and conditions therein has been or will be waived or modified.

         19. The Agreement and the documents described in the Agreement, the Proxy Statement and the Form S-4 represent the entire understanding between or among (i) Parent and its subsidiaries and (ii) Company and its subsidiaries and, to the best knowledge of the management of Company, between or among such entities and the affiliates and shareholders of Parent and Company with respect to the Merger and there are no other written or oral agreements regarding the Merger other than those expressly referred to in the Agreement, the Proxy Statement and the Form S-4.

         20. At the Effective Time, the fair market value of the assets of Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which those assets are subject.

         21. Company is not and at the Effective Time will not be under the jurisdiction of a federal or state court in a Title 11 case or in a receivership, foreclosure or similar proceeding.

         22. None of Parent, Merger Subsidiary or, after the Merger, Company will take any position on any Federal, state, or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a tax-free reorganization or any of the foregoing representations, unless otherwise required by a decision by the Tax Court or a judgment, decree, or other order by any court of competent jurisdiction, which has become final, or by applicable state or local income or franchise tax law.

         The Company understands that Miller, Canfield, Paddock and Stone, P.L.C. and Kilpatrick Stockton LLP will rely, without further inquiry, on this Certificate in rendering their opinions as to certain United States Federal income tax consequences of the Merger and will promptly and timely inform them if, after this Certificate is signed, the Company has reason to believe that any of the facts described herein or in the Proxy Statement or any of the representations made in this Certificate are or have become untrue, incorrect or incomplete in any respect.

Very truly yours,

LADD Furniture, Inc.

By: ________________________

Name: ______________________

Title: _____________________



                                     B-2-5